Exhibit 4.3

THE TERMS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS (THE “PROSPECTUS”)

AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM WELLS FARGO BANK, NATIONAL ASSOCIATION, AS THE SUBSCRIPTION AGENT.

CENTRAL PACIFIC FINANCIAL CORP.	CUSIP	154760110

INCORPORATED UNDER THE LAWS OF HAWAII

RIGHTS CERTIFICATE

EVIDENCING TRANSFERABLE RIGHTS TO PURCHASE SHARES OF COMMON STOCK

SUBSCRIPTION PRICE: $10 PER SHARE

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME (AS SET FORTH IN THE PROSPECTUS)

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of rights set forth below, each of which entitles the owner to subscribe for and purchase 1.3081 shares of common stock, no par value per share, of Central Pacific Financial Corp., a Hawaii corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The transferable rights represented by this Rights Certificate may be exercised by duly completing Section 1 and by returning the full payment of the subscription price for each share of common stock and may be transferred or sold by duly completing Section 2 on the reverse side hereof. Special delivery instructions may be specified by completing Section 3 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE BELOW AND THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of Hawaii.

IF YOU ARE OUTSIDE THE UNITED STATES, NO OFFER OR INVITATION TO EXERCISE RIGHTS AND PURCHASE SHARES IS BEING MADE TO YOU, AND YOU MUST NOT ATTEMPT TO EXERCISE ANY RIGHTS.  HOWEVER, YOU MAY EXERCISE YOUR RIGHTS IF, PRIOR TO 5:00 P.M., EASTERN TIME, AT LEAST THREE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE RIGHTS OFFERING, YOU PROVIDE EVIDENCE SATISFACTORY TO THE COMPANY THAT THE EXERCISE OF SUCH RIGHTS DOES NOT VIOLATE THE LAWS OF YOUR JURISDICTION.

Dated: [ ], 2011

SECTION 1. EXERCISE OF RIGHTS

IF YOU WISH TO EXERCISE YOUR FULL SUBSCRIPTION RIGHT OR A PORTION THEREOF:

Basic Subscription Right: I exercise		rights x	1.3081	=
	(no. of your rights)		(ratio)		(total number of new shares
			rounded down to nearest whole share)

Therefore, I apply for		x	$10	=	$
	(no. of new whole shares)		(subscription price)			(amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares, you may exercise your Over-Subscription Privilege. Exercise of your Over-Subscription Privilege is subject to limitation and allocation as described in the Prospectus and the enclosed instructions.

I apply for		x	$10	=	$
	(number of whole shares)		(subscription price)			(additional amount enclosed)

Total Amount Enclosed: $
(Sum of Basic Plus Over-Subscription Amounts)

Method of Payment. Check one of the following:

☐ An uncertified check drawn on a U.S. bank payable to “Wells Fargo Bank, N. A.”, as Subscription Agent.

☐ A cashier’s check drawn on a U.S. bank payable to “Wells Fargo Bank, N. A.”, as Subscription Agent.

☐ Wire transfer directly to the segregated account maintained by Wells Fargo Bank, N. A., as Subscription Agent (see enclosed instructions).

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY AN UNCERTIFIED CHECK OR CASHIER’S CHECK DRAWN UPON A UNITED STATES BANK OR WIRE TRANSFER PAYABLE TO THE SUBSCRIPTION AGENT IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

SECTION 2. TRANSFER OR SALE OF RIGHTS

IF YOU WISH TO TRANSFER ALL OR A PORTION OF YOUR RIGHTS, COMPLETE ITEM (a) BELOW, SECTION 4. SIGNATURE(S) AND SECTION 5. MEDALLION GUARANTEE OF SIGNATURE(S)

(a) For value received, I hereby transfer and assign                       rights to:

(Print Name of Transferee)

(Social Security # or Tax ID #)	(Print Full Address of Transferee)

IF YOU WISH TO REQUEST THE SUBSCRIPTION AGENT TO SELL ALL OR A PORTION OF YOUR RIGHTS, COMPLETE ITEM (b) BELOW AND SECTION 4. SIGNATURE(S)

(b) I would like the subscription agent to seek to sell                        rights

SECTION 3. SPECIAL INSTRUCTIONS

SPECIAL ISSUANCE (a) OR DELIVERY INSTRUCTIONS (b) FOR RIGHTS HOLDERS:

(a) To be completed ONLY if the shares representing the Common Stock are to be issued in a name other than that of the registered holder. (See the Instructions.) COMPLETE SECTION 5. MEDALLION GUARANTEE OF SIGNATURE(S).

ISSUE COMMON STOCK TO:

(Print Name)

(Social Security # or Tax ID #)	(Print Full Address)

(b) To be completed ONLY if the shares representing the Common Stock are to be sent to an address other than that shown on the front of this rights certificate. (See the Instructions.)

(Please Print Name)

(Print Full Address)

SECTION 4. SIGNATURE(S)

I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above, and/or transfer all or a portion of my rights indicated above and/or request the subscription agent to sell all or a portion of my rights indicated above, all on the terms and conditions specified in the Prospectus. I represent and warrant that I am a resident of the United States or, if I am not, I have provided evidence satisfactory to the Company that the exercise of my Rights does not violate the laws of my jurisdiction.

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):

Capacity (Full Title):

COMPLETE SECTION 5. MEDALLION GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE MEDALLION GUARANTEED IF YOU WISH TO HAVE YOUR SHARES ISSUED TO SOMEONE OTHER THAN THE REGISTERED HOLDER OR IF YOU WISH TO TRANSFER ALL OR A PORTION OF YOUR RIGHTS.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESS LISTED BELOW WILL NOT CONSTITUTE VALID DELIVERY.

Return this certificate by mail, hand or overnight courier to:

Wells Fargo Bank, N.A.

Shareowner Services

161 N. Concord Exchange

South St. Paul, Minnesota 55075

Attn: Voluntary Corporate Actions Department

Telephone Number for Confirmation or Information: (800) 468-9716